UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Triterras, Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not applicable
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

9 Raffles Place, #23-04 Republic Plaza

Singapore 048619

(Address of principal executive offices, including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Ordinary Shares, par value $0.0001 per share	Nasdaq Stock Market LLC
Warrants, each redeemable for one ordinary share	Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:
333-248486

Securities to be registered pursuant to Section 12(g) of the Act:
None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the ordinary shares and warrants to purchase ordinary shares of Triterras, Inc. The description of the ordinary shares and the warrants contained in the proxy statement/prospectus forming a part of the Registration Statement on Form F-4, as originally filed with the Securities and Exchange Commission on August 28, 2020, as amended from time to time (Registration No. 333-248486) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 10, 2020	Triterras, Inc.

	By:	/s/ Srinivas Koneru
	Name:	Srinivas Koneru
	Title:	Director, Executive Chairman and Chief Executive Officer

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